EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements of Pameco Corporation listed below of our report dated May 21,1999, except for the Subsequent Event Section of Note 4 as to which the date is June 11, 1999, with respect to the consolidated financial statements and schedule of Pameco Corporation included in this Annual Report (Form 10-K) for the year ended February 28, 1999.

   Registration Statement No. 333-33939 on Form S-8, dated August 19, 1997 and related Prospectus.

   Registration Statement No. 333-43849 on Form S-8, dated January 7, 1998 and related Prospectus.


                                      /s/ Ernst & Young LLP

Atlanta, Georgia

June 11, 1999